UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement.

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☐	Soliciting Material Pursuant to § 240.14a-12.

LMI AEROSPACE, INC.
(Name of Registrant as Specified in its Charter)

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LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri  63301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 26, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2012

THE PROXY STATEMENT AND OUR 2011 ANNUAL REPORT ARE ALSO AVAILABLE AT http://ir.lmiaerospace.com/annuals.cfm.

TO OUR SHAREHOLDERS:

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of LMI Aerospace, Inc., a Missouri corporation (the “Company”), will be held at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, beginning at 10:00 a.m., local time, on June 26, 2012 for the following purposes:

1.	to elect two Class II Directors for a term expiring in 2015, and until their respective successors are duly elected and qualified;

2.	to ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 25, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each shareholder, will be open during usual business hours for the examination by any shareholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting at the office of the Company set forth above.

A copy of the Company’s annual report for its fiscal year ended December 31, 2011, accompanies this notice.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary
St. Charles, Missouri
April 30, 2012

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING ACCORDING TO YOUR WISHES.  YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE ANNUAL MEETING IN PERSON.

LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri  63301

PROXY STATEMENT

ANNUAL MEETING

The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the “Company”) to be voted at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Company’s principal office located at 411 Fountain Lakes Blvd., St. Charles, MO 63301, beginning at 10:00 a.m. local time on June 26, 2012, or at any adjournment thereof, for the purposes set forth herein and the accompanying Notice of Annual Meeting.  The Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about May 21, 2012.  Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy in the enclosed envelope, and the shares represented thereby will be voted in accordance with your wishes.  The proxy statement is also available at http://ir.lmiaerospace.com/annuals.cfm.

SOLICITATION OF PROXIES

Solicitation of proxies is being made by the Company and will be made primarily by mail.  In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally, by mail or by telephone if proxies are not promptly received.  The cost of solicitation will be borne by the Company and will include reimbursement paid to banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred as a result of forwarding solicitation materials to the beneficial owners of the Company’s common stock, par value $0.02 per share (the “Common Stock”).

REVOCATION OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing at the principal office of the Company of such revocation at any time prior to the voting of the proxy.  A properly executed proxy with a later date will also revoke a previously furnished proxy.

RECORD DATE

The close of business on April 25, 2012 (the “Record Date”) has been fixed as the record date for the determination of the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting.  Only shareholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting or any adjournment thereof.  As of the close of business on the Record Date, there were outstanding 11,958,112 shares of Common Stock.

BOARD RECOMMENDATIONS

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence E. Dickinson, will vote your shares, and the Board of Directors of the Company recommends that you vote your shares, as follows:

1.
FOR the election of each of the persons named herein as a nominee for Class II Director of the Company for a term expiring at the 2015 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified;

2.	FOR the ratification of the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

3.	According to such person’s judgment on the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

VOTING RIGHTS AND VOTE REQUIRED

Voting Rights

Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters to be acted on at the Annual Meeting, including the election of directors.  There are no cumulative voting rights.

Vote Required

Quorum

A majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date present or represented by proxy at the Annual Meeting will constitute a quorum at the Annual Meeting.

Proposal No. 1 – Election of Directors

The affirmative vote of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting is required to elect a person nominated for director.  Shares present at the Annual Meeting represented by proxies that are marked “WITHHOLD AUTHORITY” with respect to the election of a person to serve on the Board of Directors will be counted as shares present and entitled to vote and will have the same effect as a vote against the nominee as to which such direction applies.  Shares represented by a proxy as to which there is no voting instruction given (a “broker non-vote”) will not be deemed represented at the meeting for purposes of electing directors and, therefore, will have no effect on the election of directors.  Such shares will, however, be counted for quorum purposes.

Although Missouri law requires that directors be elected by a majority of the shares voted at a meeting, the failure of a director of a Missouri corporation to receive the required majority vote may not necessarily result in the relinquishment of his or her directorship.  For this reason the Company requires that each director submit a contingent resignation in writing to the Chairman of the Board of Directors if the director nominee fails to receive a majority of the votes cast.  The Corporate Governance & Nominating Committee (the “CG&N Committee”) then decides whether to recommend to the Board of Directors acceptance or rejection of the resignation or if other actions should be taken.  The Board of Directors, in turn, must act on the tendered resignation, taking into account the CG&N Committee’s recommendation, and publicly disclose its decision and reasons for such decision within 90 days from the date of the certification of the election results.  A director who tenders his or her resignation under this policy may not participate in the consideration by the CG&N Committee concerning its recommendation to the Board of Directors or in the Board of Directors’ decision on whether or not to accept or reject the resignation or take any other action.

Should the nominees named herein for election as directors become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his or her stead as may be designated by the Board of Directors.  The Board of Directors is not aware of any reason that might cause a nominee to be unavailable to serve.

Proposal No. 2

The vote required for the approval of Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm will be the affirmative vote of the majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  Shares present at the Annual Meeting represented by proxies that are marked “ABSTENTION” with respect to Proposal No. 2  will be counted as shares present and entitled to vote and will have the same effect as a vote against Proposal No. 2.  Unlike Proposal 1, if you do not provide voting instructions to your broker, with respect to Proposal No. 2, your broker is permitted to vote on your behalf with respect to Proposal No. 2 because it is a discretionary matter.  Please see “Broker Voting” below.

All Other Proposals

The vote required for the approval of all other proposals that properly come before the meeting will be the affirmative vote of the majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  Only the shares represented at the Annual Meeting will affect the outcome as to any such proposal.

Broker Voting

If you hold shares through a broker, follow the voting instructions you receive from your broker.  If you do not submit voting instructions to your broker, your broker can only vote your shares with respect to “discretionary” items.  Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm is the only discretionary item in this proxy statement.  Therefore, your shares will not be voted for Proposal 1 if your broker does not receive directions from you but will be counted for purposes of determining the presence of a quorum.  If you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count with respect to such proposals.

Inspectors of Election

Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 31, 2011 (except for Mr. Saks who is shown as of March 30, 2012) with respect to each person or group known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock.  This table is based on Schedules 13G and, in the case of Mr. Saks, his Section 16 filings filed with the Securities and Exchange Commission as well as other information delivered to or obtained by the Company.  Beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days.  Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Ronald S. Saks	1,835,827	(1)	15.4%
411 Fountain Lakes Blvd.
St. Charles, MO 63301

Ameriprise Financial, Inc. and related persons	998,701	(2)	8.4%
145 Ameriprise Financial Center
Minneapolis, MN 55474

Dimensional Fund Advisors LP	598,479	(3)	5.0%
Palisades West
Building One
6300 Bee Cave Road
Austin, TX 78746

(1)
Includes 117,042 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Saks.  Also included are 1,718,785 shares of Common Stock deemed beneficially owned by Mr. Saks and held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, of which Mr. Saks, as trustee, maintains voting and investment authority.  Mr. Saks reported sole voting power of 1,835,827 shares; no shared voting power; sole dispositive power of 1,835,827 shares; and no shared dispositive power.

(2)
As reflected on Schedule 13G/A dated December 31, 2011 filed jointly with the Securities and Exchange Commission by Ameriprise Financial, Inc., a parent holding company (“AFI”), and Columbia Management Investment Advisers, LLC, an investment adviser (“CMIA”).  AFI and CMIA reported no sole voting power; shared voting power of 701,982 shares; no sole dispositive power; and shared dispositive power of 998,701 shares as of December 31, 2011.  AFI, as the parent company of CMIA, may be deemed to beneficially own the shares reported by CMIA; accordingly, the shares reported by AFI included the shares reported by CMIA.  AFI and CMIA each disclaimed beneficial ownership of the reported shares.  CMIA’s address is 225 Franklin Street, Boston, MA 02110.

(3)
As reflected on Schedule 13G dated December 31, 2011 filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”). Dimensional reported sole voting power of 580,135 shares; no shared voting power; sole dispositive power of 598,479 shares; and no shared dispositive power as of December 31, 2011. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts with all of the reported shares being owned by these companies, trusts and accounts. Dimensional disclaims beneficial ownership of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have the power to vote or to dispose of our shares, either alone or jointly with others, are deemed to be beneficial owners of those shares.  The following table sets forth, as of March 30, 2012, the beneficial ownership of the outstanding Common Stock of each current director (including the nominees for election as directors) and named executive officer set forth herein, and the executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Ronald S. Saks	1,835,827	(2)	15.4%
Joseph Burstein	551,685	(3)	4.6%
Sanford S. Neuman	249,939	(4)	2.1%
Lawrence E. Dickinson	88,734	(5)	*
Thomas G. Unger	32,389	(6)	*
Ryan P. Bogan	32,281	(7)	*
Robert T. Grah	23,261	(8)	*
John S. Eulich	21,789	(6)	*
John M. Roeder	20,389	(6)	*
Judith W. Northup	17,389	(6)	*
Richard L. Johnson	8,192	(9)	*

All directors and executive officers as a group (13 in group)	2,950,218	(10)	24.7%

* Less than 1%.

(1)	Reflects the number of shares outstanding on March 30, 2012. No stock options are issued or outstanding.

(2)	See Note (1) to the table “Security Ownership of Certain Beneficial Owners.”

(3)
Includes 541,987 shares of Common Stock reported as held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983, for which Mr. and Mrs. Burstein, as co-trustees, share voting and dispositive power.  Also includes 9,698 shares of restricted stock vesting between June 2012 and June 2014.

(4)
Includes 226,541 shares held of record by a revocable trust established by Mr. Neuman for his benefit of which Mr. Neuman, as trustee, has voting and investment power and 13,700 shares held by certain trusts of which Mr. Neuman, as trustee, has voting and investment power.  Also includes 9,698 shares of restricted stock vesting between June 2012 and June 2014.

(5)
Includes 53,378 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Dickinson, and 1,100 shares of Common Stock directly or indirectly owned by Mr. Dickinson’s child, who maintains a principal residence at Mr. Dickinson’s residence.  Mr. Dickinson has disclaimed beneficial ownership of such shares owned by his child.  Also includes 11,000 shares of restricted stock vesting between February 2013 and February 2015.

(6)	Includes 9,698 shares of restricted stock vesting between June 2012 and June 2014.

(7)
Includes 135 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Bogan and 17,127 shares of restricted stock vesting between July 2012 and January 2015.

(8)
Includes 187 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Grah and 10,700 shares of restricted stock vesting between February 2013 and February 2015.

(9)	Includes 8,192 shares of restricted stock vesting between November 2013 and November 2014.

(10)
Includes 117,042 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Saks.  Includes 65,870 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of non-director executive officers of the Company.  Also includes 63,369 shares of restricted stock held by non-director executive officers of the Company and 58,188 shares of restricted stock held by directors of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES AND CURRENT DIRECTORS

The Company’s Amended and Restated By-laws provide for a division of the Board of Directors of the Company (the “Board of Directors” or the “Board”) into three classes.  One of the classes is elected each year to serve a three-year term.  The terms of the current Class II Directors expire at the Annual Meeting.

The Company’s Amended and Restated By-laws currently specify that the number of directors shall be not less than three or more than nine, subject to amendment by the Board of Directors.  The number of directors currently authorized is nine; however, there is one vacancy for a Class II Director and one vacancy for a Class III Director on the Board of Directors.  The Company’s Amended and Restated By-laws provide that vacancies on the Board of Directors may be filled by the remaining members of the Board of Directors.  There are no established term limits for service as a director of the Company.  Pursuant to its charter, the CG&N Committee recommends to the Board of Directors persons to fill vacancies on the Board of Directors.  The Board of Directors intends to continue to seek qualified individuals to fill the two current vacancies.  Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.

Two directors are to be elected at the Annual Meeting.  The Board of Directors, after recommendation by the CG&N Committee, has designated Messrs. Unger and Roeder as nominees for re-election as Class II Directors of the Company at the Annual Meeting.  If elected, such nominees will serve until the expiration of their terms at the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified.  The nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve if elected.

Director Qualifications

Pursuant to its charter, the CG&N Committee considers the knowledge, experience, integrity and judgment of possible candidates for nomination as a director; their potential contribution to the Board’s diversity of backgrounds, experience and competencies; and their ability to devote sufficient time and effort to their duties as directors.  The Company does not have a formal diversity policy, but the CG&N Committee considers diversity in the process of considering candidates for nomination as a director and monitors the consideration of diversity through the annual self-evaluation process.

The CG&N Committee reviews, at least annually, the size, structure, independence and membership of the Board of Directors and its committees to assure that the proper skills, independence and experience are represented on the Board and its committees.  In conducting its review, the Committee considers the contributions of existing directors and the overall needs of the Company and regularly determines whether, in the aggregate, the directors satisfy the Company’s Corporate Governance Principles, a set of guidelines adopted by the Board of Directors regarding, among other things, director qualifications and responsibilities.  These principles establish certain characteristics, experience and skill requirements for potential candidates for the Board of Directors, including, but not limited to, a candidate’s personal and business ethics, financial literacy, business experience, demonstrated record of achievement and other directorships.  The Company’s Corporate Governance Principles are available on its website at http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.  Information on our website shall not be deemed to constitute part of this proxy statement.

Potential new candidates are evaluated by the CG&N Committee through personal interviews and a thorough review of such criteria.  In general, it is expected that each director of the Company will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment.  In addition, it is expected that the Board of Directors as a whole will be made up of individuals with significant senior management and leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.

Among other criteria, the experience set deemed necessary for the Board of Directors as a whole includes financial and managerial expertise, experience with manufacturing operations, an understanding of the aerospace and defense industries, knowledge of strategic planning, familiarity with legal, corporate, governmental and regulatory issues, experience as a director of other public companies, independence and diversity, whether in experience and background or based on race, gender or national origin.

Board of Directors Nominees

The following table sets forth for each director, such director’s age, principal occupation for at least the last five years, present position with the Company, qualifications to serve on the Board of Directors, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class of such director.

Class II:  To be elected to serve as Director until 2015

Name	Age	Principal Occupation	Service as Director Since

Thomas G. Unger	63	Since early 1998, Mr. Unger has been a director of Fife Fabrication, Inc., a manufacturer of sheet metal parts and assemblies. His extensive executive and financial experience, particularly in the manufacturing of sheet metal parts and assemblies, provides Mr. Unger with a broad understanding of the Company’s business and is particularly relevant to his service as the lead director and as a member of the Audit Committee and the Compensation Committee.	1999

John M. Roeder	69
Mr. Roeder has acted as a financial consultant since 1999.  Mr. Roeder was formerly the Director in Residence at The Institute for Excellence in Corporate Governance of The University of Texas at Dallas – School of Management and a member of the board of directors and the audit committee of Fiduciary/Claymore MLP Opportunity Fund (a Guggenheim fund), which is traded on the New York Stock Exchange.  From 2005 through 2008, Mr. Roeder was a member of the board of directors and the audit committee for Fiduciary/Claymore Dynamic Equity Fund, which was traded on the New York Stock Exchange. His extensive experience in, among other things, corporate finance, accounting, and strategic planning is particularly relevant to his service as Chair of the Audit Committee.
			2003

Class I:  To continue to serve as Director until 2014

Name	Age	Principal Occupation	Service as Director Since

Sanford S. Neuman	76
Mr. Neuman has served as a Director and Assistant Secretary of the Company since 1984.  Mr. Neuman is Chairman of the law firm, Gallop, Johnson & Neuman, L.C. and was the Managing Member of Gallop, Johnson & Neuman, L.C. from May 2000 until he was elected Chairman on March 31, 2005.  He has been a Member of Gallop, Johnson & Neuman, L.C. for more than thirty years.  Mr. Neuman’s legal background, together with his leadership role in the management of a major St. Louis law firm and his long association with the Company, give him valuable insight into the Board’s supervisory responsibilities of management and corporate governance matters, including legal and regulatory compliance.  Such background and experience are particularly relevant to Mr. Neuman’s service as Chair of the CG&N Committee.
			1984

Name	Age	Principal Occupation	Service as Director Since

John S. Eulich	61
Mr. Eulich was elected as a Director of the Company on August 22, 2005.  Mr. Eulich has also served on the Board of Directors of Enterprise Financial Services Corp. since March 11, 2010.  He has served as the President and Chief Executive Officer of ASPEQ Holdings, Inc., the parent company of INDEECO (Industrial Engineering and Equipment Company, Inc.), a privately held manufacturer of electric heaters and controls, from November 2, 2005 until December 5, 2011 and thereafter serves as the Chairman and Chief Executive Officer.  Mr. Eulich’s extensive executive experience, especially in manufacturing, finance, marketing and human resources, is particularly relevant to his service as Chair of the Compensation Committee and as a member of the Audit Committee.
			2005

Judith W. Northup	61
Ms. Northup was appointed to serve as a director of the Company on May 2, 2006.  Ms. Northup served as an executive officer of Vought Aircraft Industries, Inc. (now owned by Triumph Group, Inc.), a large aircraft manufacturer and assembler, from 1997 until her retirement on March 1, 2006.  Ms. Northup is a member of the board of directors and the compensation and nominating committee of Exostar, a provider of secure collaboration and integrated supply-chain solutions to the aerospace and defense industries.  Her extensive executive experience in the aerospace and defense industries, including operational experience, particularly in manufacturing, supply-chain management, human resources and corporate governance, provides valuable and relevant insight into the Company’s business operations and long-term strategic goals and business plans and is particularly relevant to her service as a member of the Audit Committee and the CG&N Committee.
			2006

Class III:  To continue to serve as Director until 2013

Name	Age	Principal Occupation	Service as Director Since

Ronald S. Saks	68	Mr. Saks has served as our Chief Executive Officer since 1984 and served as our President from 1984 to 2009. His financial and managerial background, together with his leadership role with the Company since 1984, provides Mr. Saks with valuable insights into the Company’s operations, challenges and opportunities.	1984

Joseph Burstein	84	Mr. Burstein has served as Chairman of the Board of Directors of the Company since 1984. Mr. Burstein has extensive entrepreneurial and managerial experience, including an executive role in the Company, providing valuable insight in long-term strategic planning, the operations of the Company and supervision of management in implementing corporate policy and goals. Such background and experience is particularly relevant to his service on the Compensation Committee and the CG&N Committee.	1984

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS II DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board of Directors is committed to effective and independent oversight of management and effective corporate governance.  The Board leadership structure promotes effective governance through an independent Chairman of the Board and a separate designated independent Lead Director of the Board as well as through committee composition and structure.

The Board believes that strong, independent leadership and oversight of management are the best means of achieving an effective Board of Directors.  Accordingly, our leadership structure separates the roles of the Chief Executive Officer and the Chairman of the Board and includes a separate Lead Director.  Both the Chairman of the Board and the Lead Director are independent directors.  The primary role of our Chairman of the Board is to preside at all meetings of the Board at which the Chairman is physically present.  In his or her absence, the Lead Director presides at Board meetings.  It is the role of the Lead Director to approve the agenda for all Board meetings and to set the agenda for and lead sessions of the independent directors as well as certain discussions of the Board of Directors.  The Lead Director has the authority to call executive sessions of the independent directors and serves as liaison between the independent directors and the Chief Executive Officer.

Board Oversight of Risk

The goal of the Company’s risk management function is to identify, analyze and manage material risk inherent in the implementation of the Company’s business plan and strategy.  Management is responsible for the identification and management of risks while it is the directors’ responsibility to oversee management’s risk management activities and hold management accountable.

The Board oversees an overall enterprise approach to risk management that supports the operational and strategic objectives of the Company.  The Board delegates oversight of certain considerations of risk to its committees within each of their respective areas of responsibility.  Financial risk oversight falls within the purview of the Audit Committee; compensation and benefit risks are under the oversight of the Compensation Committee; and governance matters, including the implementation of and compliance with the Company’s Code of Business Conduct and Ethics and the review and approval of related person transactions, are under the oversight of the CG&N Committee.

Management is responsible for day-to-day risk management.  Management provides information to the Board in its presentations and other communications at least quarterly, at regularly scheduled Board meetings, or more frequently, if circumstances warrant.  The Company’s Risk Management Policy requires a discussion of risks identified by management as being relevant to any report being given to, or any matter being considered by, the Board for action thereon.  A current copy of such policy can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.

Determination of Director Independence

Rules of The NASDAQ Stock Market LLC require that a majority of the Board of Directors be “independent,” as defined in NASDAQ Listing Rule 5605(a)(2).  Under the NASDAQ rules, the Board of Directors must make an affirmative determination that a director is independent by determining that the director has no relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors has reviewed the independence of its directors under the NASDAQ rules.  During this review, the Board of Directors considered transactions and relationships between each director, or any member of his or her family, and the Company.  Consistent with the review and recommendation of the CG&N Committee, the Board of Directors has determined that Messrs. Unger, Burstein, Eulich, Roeder and Neuman and Ms. Northup are independent under NASDAQ Listing Rule 5605(a)(2).

Board of Directors and Committee Meetings; Annual Meetings; Corporate Governance

The Board of Directors meets throughout the year on a set schedule and holds special meetings and acts by written consent from time to time as appropriate.  Regularly scheduled meetings include sessions for the independent directors to meet without management present, and the Lead Director chairs these sessions.  During 2011, nine meetings of the Board of Directors were held.  Each director attended in person or by phone 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the 2011 fiscal year.  Each director attended in person or by phone 75% or more of the aggregate of the total number of meetings held during the period by all committees of the Board of Directors on which he or she served during the 2011 fiscal year.

The Company has no policy with regard to directors’ attendance at annual meetings of its shareholders; however, all of the Company’s directors attended the 2011 annual shareholders’ meeting, either in person or by telephone.

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the CG&N Committee.  The Board of Directors has adopted a written charter for each committee.  A current copy of each such charter is available on the Company’s website, http://www.lmiaerospace.com and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.  Information on our website shall not be deemed to constitute part of this proxy statement.

Audit Committee

The Audit Committee is currently comprised of Messrs. Roeder (Chair), Unger and Eulich and Ms. Northup, each of whom is “independent” in accordance with the NASDAQ standards, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act.  In addition, the Board of Directors has determined that Mr. Roeder is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.  The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company, including selecting and appointing the Company’s independent registered public accounting firm and reviewing the scope and results of the audits conducted by such firm, and performs other functions or duties provided in the Audit Committee Charter.  During the 2011 fiscal year, the Audit Committee held five meetings.  The Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to designated Company employees, who then report such information to the Audit Committee, of concerns regarding, among other things, questionable accounting or auditing matters.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Eulich (Chair), Unger and Burstein.  The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NASDAQ independence standards, is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code.  The Compensation Committee reviews the Company’s remuneration policies and practices, including executive compensation, and administers the Company’s share-based compensation plans.  During the 2011 fiscal year, the Compensation Committee held five meetings.

CG&N Committee

The CG&N Committee is currently comprised of Messrs. Neuman (Chair) and Burstein and Ms. Northup, each of whom is independent in accordance with NASDAQ’s standards.  During the 2011 fiscal year, the CG&N Committee held two meetings.

The primary responsibilities of the CG&N Committee in fulfilling its oversight of the Company’s governance and nominating principles and procedures include:

•
the periodic review of the Company’s Corporate Governance Principles, which are discussed above under the subsection “Director Qualifications,” and the making of any recommendations to the Board of Directors for changes thereto;

•	the monitoring for compliance with the Company’s Corporate Governance Principles;

•
the review, at least annually, of the size, structure, independence and membership of the Board of Directors and its committees to assure that the proper skills, independence and experience are represented on the Board of Directors and its committees;

•	the evaluation of proposed nominees for election to the Board of Directors, including nominees recommended by shareholders;

•	the oversight of and advice to management with respect to the implementation of conflicts of interest and ethics policies; and

•	the review of succession plans relating to positions held by elected corporate officers, including the Chief Executive Officer.

In considering candidates for Board of Directors membership, the CG&N Committee evaluates recommendations from members of the Board of Directors, management and shareholders in accordance with the procedures described above in “Information About the Nominees and Current Directors – Director Qualifications.”  The CG&N Committee will give appropriate consideration to written recommendations from shareholders regarding the nomination of qualified persons to serve as directors of the Company, provided that such recommendations contain sufficient information regarding proposed nominees so as to permit the CG&N Committee to properly evaluate each nominee’s qualifications to serve as a director under substantially the same procedures as are applied to other candidates.  Nominations must be addressed to the Secretary of the Company at its address appearing on the first page of this Proxy Statement.

Code of Business Conduct and Ethics

All directors, officers and employees of the Company, including its Chief Executive Officer and its Chief Financial Officer, are required to comply with the Company’s Code of Business Conduct and Ethics to ensure that the Company’s business is conducted in a legal and ethical manner.  The Code of Business Conduct and Ethics covers all areas of business conduct, including employment policies and practices, conflicts of interest and the protection of confidential information, and requires strict adherence to all laws and regulations applicable to the conduct of our business.  Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics.  The CG&N Committee oversees and advises management with respect to management’s implementation of the Code of Business Conduct and Ethics and makes recommendations to the Board of Directors for any changes, amendments and modifications. The Company, through the Audit Committee, has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting control or auditing matters and to allow for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Company’s Code of Business Conduct and Ethics can be found on its website, http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.

Director Compensation

The following table presents the compensation of our non-employee directors for the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Joseph Burstein	32,000	48,001	80,001
John S. Eulich	32,000	48,001	80,001
Sanford S. Neuman	32,000	48,001	80,001
Judith W. Northup	32,000	48,001	80,001
John M. Roeder	32,000	48,001	80,001
Thomas G. Unger	32,000	48,001	80,001

(1)	This column represents the payment of the cash portion of the annual fee to each director.

(2)
This column represents the grant date fair value of restricted stock awarded to each director during the 2011 fiscal year computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	At December 31, 2011, each director held 9,698 shares of restricted stock vesting between June 2012 and June 2014, which includes the 2,008 shares of restricted stock granted in 2011.

Narrative for Director Compensation Table

In fiscal year 2011, each of our non-employee directors was paid an annual fee consisting of cash in the amount of $32,000 plus a grant of 2,008 shares of restricted stock, having a fair value of $48,001 on the award date.  All of such shares of restricted stock vest (and the restrictions lapse) over a period of three years and are subject to forfeiture until vested.  Our directors do not receive additional per meeting fees, nor do they receive additional compensation for service on committees.

Equity or Other Security Ownership Requirements or Guidelines

The Board of Directors established a guideline with respect to share ownership by our directors.  This guideline provides that, effective for fiscal year 2009, directors are expected to own at least 5,000 shares of our common stock, which ownership may be phased in over a five-year period commencing on the later of (a) the 2009 Annual Meeting or (b) the date upon which the director in question is first elected or appointed to the Board of Directors.  All of our current directors meet this guideline.  The guideline is not applicable to executive officers.

Compensation Committee Interlocks and Insider Participation

During the 2011 fiscal year, no member of the Compensation Committee was or had been an officer or employee of the Company or had any relationship requiring disclosure under the rules or regulations of the SEC.  During 2011, no executive officer of the Company served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee are provided in its Charter, which has been approved by the Board of Directors of the Company.

In fulfilling its oversight responsibilities with respect to the December 31, 2011 financial statements, the Audit Committee, among other things, has:

•
reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2011, including a discussion of the quality and acceptability of our financial reporting and internal controls;

•
discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Public Company Accounting Oversight Board in Rule 3200T;

•
discussed with the Company’s independent registered public accounting firm its independence from management and the Company, received and reviewed the written disclosures in the letter from the Company’s independent registered public accounting firm as required by the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the Company’s independent registered public accounting firm’s independence; and

•	discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Respectfully submitted,

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
LMI AEROSPACE, INC.

John M. Roeder, Chair of the Audit Committee
John S. Eulich, Member
Judith W. Northup, Member
Thomas G. Unger, Member

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The CG&N Committee is responsible for review, approval, ratification or other appropriate action regarding all transactions involving the Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000.  We have developed and implemented policies and procedures to obtain information from our directors and executive officers about related person transactions to assure that all such transactions are brought to the attention of, and appropriately reviewed by, the CG&N Committee.  As required by SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in our proxy statement.

All directors and executive officers annually complete, sign and submit a directors’ and officers’ questionnaire designed to, among other things, identify related person transactions on both an actual and potential conflicts of interest basis.  Our directors and officers are also required to update their information if there are any changes during the year.  Under the Company’s Code of Business Conduct and Ethics, our directors and officers are required to immediately disclose all relevant facts and circumstances to our Compliance Officer for his or her initial review.  If the Compliance Officer determines that there appears to be an actual or potential conflict, he or she will refer the matter to the CG&N Committee to determine whether the related person has a material interest in the transaction requiring its approval, ratification, rescission or other action determined to be appropriate by the CG&N Committee.

Sanford S. Neuman, a director of the Company, is the Chairman and a Member of the law firm Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in 2011 and in prior years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, the Company’s directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the 2011 fiscal year, except for the following:  Richard L. Johnson (who failed to timely file one Form 4 that reported one grant of restricted stock).

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Compensation Objectives and Philosophy

We believe that our compensation structure rewards our named executive officers at a level that promotes the Company’s short-term financial and operational performance as well as its long-term strategic business plan.  It is based on a pay for performance philosophy that recognizes the individual contributions of our executives to the Company’s financial and operational performance and aligns their interests with the interests of our shareholders.

We believe that establishing and fairly implementing a comprehensive executive compensation program is critical to attracting and retaining talented and dedicated management.  Accordingly, our overall compensation philosophy also includes providing compensation and benefits that enable us to attract, retain and motivate highly skilled people who work together as a team to achieve our financial and strategic business objectives.

In furtherance of our compensation philosophy, our executive compensation program is designed to:

•	provide fair and reasonable compensation that meets the competitive environment for executive talent;
•	help motivate the members of our executive team to achieve excellent performance on both a short-term and a long-term basis; and
•	align the interests of our executive team members with those of our shareholders in order to promote the long-term success of the Company.

Executive Summary of Compensation Structure

To meet our executive compensation objectives, we have created a balance of cash and stock-based remuneration through (a) a fair and competitive base salary and annual cash incentive bonuses payable in connection with achieving short-term annual performance goals and (b) awards of restricted stock, which are typically subject to long-term time-based vesting provisions to reward the long-term performance and loyalty of our executives.

At the beginning of 2011, the Company executed new three-year employment agreements with the executive officers identified in the summary compensation table, whom we refer to as our named executive officers, except for (a) Ryan P. Bogan, whose employment agreement’s term began with his appointment to the position of Chief Operating Officer on July 11, 2011 and (b) Richard L. Johnson, whose employment agreement’s term began on November 1, 2010 with his appointment to the position of President of D3 Technologies, Inc. and such agreements shall terminate at the same time as the other named executive officers’ employment agreements.  The compensation in these new agreements reflects the following:

•
For 2012 and 2013, there is a 3% annual increase in the base salary for our named executive officers except for Messrs. Saks and Bogan.  These modest increases reflect the Company’s (a) recognition of our named executive officers’ dedicated efforts to ensure the success of the Company, consistent with the increase in the Company’s net income in 2011 over 2010 and (b) emphasis on pay for performance.

•
The closer alignment of the annual incentive cash bonus with the performance of the Company as a whole, except with respect to (a) Mr. Grah, who, as the Chief Operating Officer of the Aerostructures segment, has limited opportunities to impact the financial performance of the Engineering Services segment and (b) Mr. Johnson, who, as the President of the Engineering Services segment, has limited opportunities to impact the financial performance of the Aerostructures segment.  We believe that this structure incentivizes the named executive officers to increase collaboration, communication and customer service throughout the Company and to unify the Company’s business approach and strategy across both segments.

•
The creation of three levels of bonus, each of which is based on the Company’s (or the Aerostructures segment’s with respect to Mr. Grah and the Engineering Services segment’s with respect to Mr. Johnson) success in achieving the budgeted net operating income, thereby encouraging the named executive officers to maximize the Company’s and its segments’ income.

Compensation and Risk

We believe that our compensation program also discourages all of our employees from taking risks to achieve short-term benefits at the expense of long-term performance goals because our compensation program:

•	Provides a mix of guaranteed compensation and incentive-based compensation;
•	Strikes a balance between the use of short-term incentives and longer-term incentives;
•	Uses incentives that are consistent with our short-term and longer-term strategic initiatives;
•	Bases bonus payments on the performance of the Company as a whole as well as individual business segments when appropriate;
•	Uses multi-year time vesting with respect to restricted stock awards, which requires long-term commitment on the part of our employees;
•	Was developed and approved by, and is monitored by, our Compensation Committee; and
•	Includes a compensation recovery (clawback) policy.

Compensation Committee Process

The Compensation Committee of our Board of Directors generally administers our compensation programs, including our equity incentive program, and approves our executive officers’ compensation.  It has the authority to retain outside counsel and such other experts or consultants as it deems necessary to discharge its duties.  Our Board of Directors appoints the members of the Compensation Committee, which currently consists of Messrs. John S. Eulich, its Chair, Joseph Burstein and Thomas G. Unger, all of whom are independent directors.  The duties, responsibilities and authority of the Compensation Committee are prescribed in the Compensation Committee Charter.  The Compensation Committee Charter is reviewed periodically and revised by the Board of Directors as appropriate. Our Compensation Committee Charter can be found on our website at http://www.lmiaerospace.com.

While all decisions regarding executive compensation are ultimately made by our Compensation Committee, in practice, the Compensation Committee generally relies heavily on the recommendations of the Chief Executive Officer with respect to all of our executive officers, other than the Chief Executive Officer himself.  In particular, the Compensation Committee relies on the Chief Executive Officer’s assessment of each executive officer’s individual performance measured by the officer’s contributions to the achievement of our strategic and financial objectives as well as his level of responsibility and level of specialized experience and knowledge.

Determinations by our Compensation Committee are not made in accordance with strict formulas that measure weighted qualitative and quantitative factors.  Rather, such determinations are more subjective in nature and take into account not only the recommendations of our Chief Executive Officer based on the criteria described above but also such other factors deemed relevant by the Compensation Committee to blend competitive ranges with our own internal policies and practices, including internal equity, responsibilities relative to other executives, additional duties undertaken and potential for advancement.  While the Compensation Committee has not engaged an independent compensation consultant in the past, it could decide to do so in the future. The use by our Compensation Committee of other outside resources and references, such as industry benchmarks, has historically been somewhat limited.

Say on Pay

The Company believes that it is appropriate to take into account the views of shareholders on the design and effectiveness of the Company’s executive compensation program.  The Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their non-binding advisory votes on the Company’s executive compensation (“Say on Pay”) and will continue to consider the outcome of the votes when making future executive compensation decisions.  In 2011, the shareholders overwhelmingly approved the Company’s executive compensation.  Consequently, the Company’s 2012 compensation policies and decisions are consistent with the policies and decision-making criteria used last year and are reflected in the existing employment agreements of the Company’s executives.

As disclosed in the Company’s 2011 proxy statement, the Board of Directors recommended holding Say on Pay votes every three years to coincide with the three-year term of the Company’s employment agreements with its named executive officers.  The first vote occurred in 2011.  In order to receive the Say on Pay votes prior to the execution of the next employment agreements, which are due to be entered into at the beginning of 2014, the Company intends to hold the next advisory vote on executive compensation in 2013 as a one-time exception to the triennial advisory vote on executive compensation.  The Company believes that holding the vote the year prior to entering into new employment agreements should give the Compensation Committee sufficient time to carefully consider how to reflect the shareholders’ evaluation of executive compensation when determining the compensation packages to be offered in the employment agreements.

Therefore, in light of the result of the shareholder vote and other factors considered by the Board (including those factors specified above) on November 7, 2011, the Board of Directors determined that the Company would hold the next Say on Pay vote in the second year and will hold Say on Pay votes every three years thereafter until the next non-binding advisory vote on the frequency of Say on Pay votes occurs.  The next non-binding advisory vote regarding the frequency of Say on Pay votes is required to be held no later than the Company’s 2017 Annual Meeting of Shareholders, although an earlier vote regarding the frequency of Say on Pay votes may be held at the discretion of the Board of Directors.

Employment Agreements

The Company has entered into a written employment agreement with each of our named executive officers.  The Company has also entered into written employment agreements with other key personnel in an effort to retain such personnel.

 Our named executive officers entered into new three-year employment agreements with terms that began on January 1, 2011 and expire on January 1, 2014 except for (a) Ryan P. Bogan, whose employment agreement’s term began with his appointment to the position of Chief Operating Officer on July 11, 2011 and will expire on January 1, 2014 and (b) Richard L. Johnson, whose employment agreement’s term began on November 1, 2010 with his appointment to the position of President of D3 Technologies, Inc. and will expire on January 1, 2014.  This multiple-year term allows the Compensation Committee to align the annual base salary and incentive cash bonus elements of executive compensation with the long-term equity-based compensation element of executive compensation.

Each named executive officer’s employment agreement establishes, among other terms, (a) his base salary and the annual increases in his base salary, (b) his applicable performance goals for purposes of determining whether an annual cash incentive bonus has been earned and the formula for determining the amount of such bonus and (c) the circumstances under which severance is payable to him upon the termination of his employment and the terms of such severance.

Elements of our Executive Compensation Program

Our executive compensation program consists of three basic elements, namely base salary, annual incentive cash bonus and long-term incentive equity-based compensation.  Consistent with our executive compensation objectives and philosophy, we have structured each element of our compensation package as set forth below.  Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive, appropriately performance-based and valued by our executives.  There is no pre-determined policy or target for allocating among these three components.

The following discussion analyzes compensation for 2011, as well as the 2012 objectives, for our named executive officers.  Our named executive officers, who are determined based on total compensation calculated under SEC regulations, consist of the following persons:

•	Ronald S. Saks, Chief Executive Officer
•	Lawrence E. Dickinson, Vice President and Chief Financial Officer
•	Richard L. Johnson, President of D3 Technologies, Inc.
•	Ryan P. Bogan, Vice President and Chief Operating Officer
•	Robert T. Grah, Chief Operating Officer of the Aerostructures segment

Base Salary

Base salaries for our named executive officers are designed to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance.  We seek to keep a relative balance between the range of base salaries for our named executive officers and that of our plant general managers, based primarily on the overall responsibility of a corporate executive in relation to the responsibility of a plant general manager.  A relative balance is also maintained among the members of our executive management team with the difference in base salaries being within a relatively narrow range.

The new employment agreement of each named executive officer reflects a 3% annual increase in each named executive officer’s base salary for 2012 and 2013.  These scheduled increases reflect the expected average base salary increase throughout the ranks of our employees and were intended to align the increases in the named executive officers’ base salaries with the expected increases in our other employees’ base salaries.  Under certain circumstances, the Compensation Committee may approve, subject to the consent of the named executive officer, an increase or decrease in a named executive officer’s base salary in response to circumstances that warrant such a change.

Typically, the Company provides for 3.0% annual increases in its named executive officers’ base salaries unless additional compensation is warranted as a result of a change in responsibilities, extraordinary performance or a reduction in other compensation paid to the named executive officer.  The increase in 2011 base salary over 2010 base salary reflected in the named executive officers’ new employment agreements was higher than usual primarily due to a number of changes in the management of the Company.

In 2011, the base salaries actually paid to our named executive officers were as follows, reflecting the increases specified below over the base salaries actually paid in 2010:

Named Executive Officer	2010 Salary	2011 Salary	Increase
Ronald S. Saks (1)	$319,300	$339,840	6.4%
Lawrence E. Dickinson (2)	$228,565	$238,722	4.4%
Richard L. Johnson (3)	$50,000	$301,558	503.1%
Ryan P. Bogan (4)	$194,026	$271,621	40.0%
Robert T. Grah (5)	$251,265	$282,000	12.2%
_______________________
(1)
To align the base salary of the Chief Executive Officer with the base salary of Ryan P. Bogan in connection with his employment with the Company as its Chief Operating Officer, effective as of July 11, 2011, Mr. Saks’s base salary for 2011 was raised from $328,879 to $350,000.

(2)	Mr. Dickinson’s base salary was raised by 4.4% to reflect the loss by Mr. Dickinson of certain life insurance benefits previously paid by the Company.

(3)
Mr. Johnson’s base salary for both 2010 and 2011 was $300,000, but he was employed by the Company for only two months of 2010, resulting in only $50,000 being paid to him in 2010.  $1,558 in 2011 was due to a payroll error that was repaid to the Company in 2012.

(4)	To reflect his promotion to Chief Operating Officer, effective as of July 11, 2011, Mr. Bogan’s base salary for 2011 was raised from $194,026 to $350,000.

(5)	To reflect his promotion to Chief Operating Officer of the Aerostructures segment, Mr. Grah’s base salary for 2011 was increased 12.2% to $282,000.

In 2012, the base salaries actually paid to our named executive officers are expected to be as follows, reflecting the increases specified below over the base salaries actually paid in 2011:

Named Executive Officer	2011 Salary	2012 Salary	Increase
Ronald S. Saks (1)	$339,840	$375,000	10.3%
Lawrence E. Dickinson	$238,722	$245,884	3.0%
Richard L. Johnson (2)	$301,558	$307,442	2.0%
Ryan P. Bogan (3)	$271,621	$375,000	38.1%
Robert T. Grah	$282,000	$290,460	3.0%
_______________________
(1)	Mr. Saks’s 2012 annual base salary was increased by 7.1% over his base salary in effect as of July 11, 2011 to align his 2012 base salary with that of Mr. Bogan.

(2)	Mr. Johnson’s base salary for 2011 was $300,000 and base salary for 2012 was $309,000. In 2011 there was a $1,558 payroll error that was repaid to the Company in 2012.

(3)	Mr. Bogan’s 2012 annual base salary was increased by 7.1% over his base salary in effect as of July 11, 2011.

Annual Incentive Cash Bonus

 We use our annual incentive cash bonus program, as set forth in the named executive officers’ employment agreements, to provide our named executive officers with short-term incentives in furtherance of our compensation goals and objectives.  This bonus program is tied to a pre-established operating performance goal rather than appreciation in share value.  We believe that this approach encourages our named executive officers’ team effort to maximize total performance.  The Compensation Committee believes that a performance goal reflecting financial results based on direct financial performance most appropriately incentivizes management for both short-term and long-term results.  The performance goals were initially established by the Compensation Committee and are set forth in each named executive officer’s employment agreement.

There is no cap on the amount of bonus that can be earned by each named executive officer under his employment agreements, but the intent of the annual cash bonus provisions of each employment agreement, based upon budgeted annual income from operations for the year in question, is to provide an annual cash bonus that is roughly equivalent to 15% to 25% of the named executive officer’s salary.

2011 Bonuses

The term of the employment agreements of the Company’s named executive officers terminated January 1, 2012.  As part of the process of negotiating new employment agreements with the Company’s executive officers, the Compensation Committee reviewed the annual incentive cash bonus structure and the performance goals applicable to each named executive officer.  The Compensation Committee determined that, in order to encourage the ongoing integration of D3 Technologies, Inc. with the Aerostructures segment, the performance goals should be more universally based on the performance of the Company as a whole except with respect to (a) Mr. Grah, whose position as the Chief Operating Officer of the Aerostructures segment offers him limited opportunities for influencing the financial performance of the Engineering Services segment and (b) Mr. Johnson, whose position as the President of the Engineering Services segment offers him limited opportunities for influencing the financial performance of the Aerostructures segment.  The Compensation Committee also decided to include an additional bonus for exceeding budgeted performance in an effort to encourage and reward exceptional financial performance.

As a result, effective as of January 1, 2012, the employment agreement of each named executive officer provides for an annual performance bonus calculated as follows:

•
5% of the named executive officer’s base salary if the annual net operating income of the Company (in the case of Messrs. Saks, Dickinson and Bogan) or the Aerostructures segment (in the case of Mr. Grah) or the Engineering Services Segment (in the case of Mr. Johnson) exceeds 60% of the budgeted net annual operating income of the Company, the Aerostructures segment or the Engineering Services segment, as applicable;

•
5% of the named executive officer’s base salary if the annual net operating income of the Company (in the case of Messrs. Saks, Dickinson and Bogan) or the Aerostructures segment (in the case of Mr. Grah) or the Engineering Services Segment (in the case of Mr. Johnson) exceeds 100% of the budgeted net annual operating income of the Company, the Aerostructures segment or the Engineering Services segment, as applicable; and

•
A percentage of the annual consolidated net operating income of the Company if it exceeds 60% of the budgeted net annual operating income of the Company, as follows: Mr. Saks – 0.231%; Mr. Dickinson – 0.132%; Mr. Johnson – 0.170% for 2011, 0.190% for 2012 and 0.220% for 2013; Mr. Bogan – 0.231%; and Mr. Grah – 0.170%.

In 2011, with respect to Messrs. Saks, Dickinson and Bogan, the budgeted net annual operating income of the Company was $27,500,000; with respect to Mr. Grah, budgeted net annual operating income of the Aerostructures segment was $21,219,770; and with respect to Mr. Johnson, the budgeted net annual operating income of the Engineering Services segment was $6,280,230.

If the applicable 60% minimum threshold was achieved, the employment agreements provided that each named executive officer earned (a) a cash bonus equal to 5% of his base salary, plus (b) if the applicable 100% threshold was achieved, a cash bonus equal to 5% of his base salary, plus (c) a percentage (as described in the table below) of the annual consolidated net operating income of the Company.

 In 2011, all of the applicable minimum thresholds were exceeded, resulting in each named executive officer receiving the bonus described below:

Named Executive Officer	Bonus as a Percentage of Base Salary – If 60% Threshold Met	Bonus as a Percentage of Base Salary – If 100% Threshold Met	Additional Bonus as a Percentage of Annual Consolidated Net Operating Income of the Company (1)	2011 Cash Bonus	Total 2011 Bonus as a Percentage of Base Salary Paid in 2011
Ronald S. Saks Chief Executive Officer	5%	5%	0.231%	$77,310	22.8%
Lawrence E. Dickinson Vice President and Chief Financial Officer	5%	5%	0.132%	$46,415	19.4%
Richard L. Johnson President of D3 Technologies, Inc. (2)	5%	5%	0.170%	$67,135	22.3%
Ryan P. Bogan Vice President and Chief Operating Officer	5%	5%	0.231%	$38,919	14.3%
Robert T. Grah Chief Operating Officer of the Aerostructures Segment	5%	5%	0.170%	$58,504	20.8%
_______________________
(1)
As described above, the total bonus for each executive consists of three components: (a) 5% of the executive’s base salary if the minimum 60% threshold is achieved, plus (b) 5% of the executive’s base salary if the minimum 100% threshold is achieved, plus (c) the applicable percentage of the annual income from operations of the Company.  The individual thresholds are described above.

(2)	As described above, with respect to Mr. Johnson, the Additional Bonus as a Percentage of Annual Consolidated Net Operating Income of the Company for 2012 and 2013 is 0.190% and 0.220%, respectively.

Additional Discretionary Bonuses

The Compensation Committee also has the authority to award additional discretionary cash bonuses under the 2005 Long-Term Incentive Plan based on extraordinary performance or circumstances.  Such cash bonus awards are not, however, common, and no such bonuses were made in 2011 to named executive officers.

Long-Term Incentive Compensation

The long-term incentive awards for our named executive officers are made under our 2005 Long-Term Incentive Plan (the “Plan”) under which the Compensation Committee may, among other things, grant or award stock options, shares of restricted stock, restricted stock units and other stock-based or cash awards, subject to certain limitations and restrictions as set forth in the plan.  Our use of stock-based awards for our executive officers is the primary means by which we provide our named executive officers a long-term incentive that becomes more valuable to the executive to the extent our share value increases, thereby aligning each executive’s interest with the interest of our shareholders.

The annual grants under the plan to our executive officers primarily consist of grants of restricted stock awards.  We believe that utilization of restricted stock awards provides long-term incentives comparable to the use of stock options while also offering the advantage of reduced market risk to the executive and reduced potential dilution of outstanding shares compared to utilization of an option having the same fair value on the date of grant.  Moreover, the Company’s expense for the issuance of restricted stock, which is fixed at the market value on the day of grant, is spread over the vesting period while the expense for stock options involves the use of theoretical assumptions to create a hypothetical value and expense for the options.  However, the Company may issue stock options in the future if it determines that circumstances have become more beneficial to do so.

2011 Grants of Restricted Stock

In January 2011, the Compensation Committee awarded shares of restricted stock to certain executive officers.  In determining the number of shares of restricted stock to be awarded to executive officers in 2011, the Compensation Committee evaluated (a) each executive officer’s job responsibility, past performance and anticipated future contributions, (b) the value of the grant and potential appreciation to the executive officer in relation to the other elements of his total compensation, (c) corporate performance and (d) the executive officer’s existing vested and unvested equity holdings.  The Compensation Committee awarded 2,500 shares to Mr. Dickinson and 3,000 shares to Mr. Grah.  The aggregate grant date fair value of restricted stock of our named executive officers for the 2011 fiscal year were $41,738 and $50,085, respectively, which are reported below in the Stock Awards column of the Summary Compensation Table.  The shares awarded to the named executive officers for the 2011 fiscal year vest according to a three-year cliff vesting schedule.

In addition to the annual grants of restricted stock typically made by the Company, under the Plan, equity grants may also be made to new executive officers upon the commencement of their employment and, on occasion, to executive officers in connection with a significant change in job responsibility, extraordinary performance or other reasons.  In connection with his promotion to the position of Chief Operating Officer, on July 11, 2011, Mr. Bogan received 4,250 shares of restricted stock with an aggregate grant date fair value of $100,003.  In addition, in connection with his employment as the President of D3 Technologies, Inc., Mr. Johnson’s employment agreement provided for a grant of 5,060 shares of restricted stock, which were granted on November 1, 2011 with an aggregate grant date fair value of $100,011.

No other named executive officers received grants of shares of restricted stock in 2011.

Based primarily on discussions with our Chief Executive Officer and taking into account his significant ownership of our common stock, the Compensation Committee has determined that grants or awards of equity-based compensation to our Chief Executive Officer would not serve the primary purpose of these grants or awards of providing him long-term incentives.  Accordingly, our Chief Executive Officer has not received stock options or shares of restricted stock in the past and did not receive any in 2011.  Our Chief Executive Officer has indicated his concurrence with this determination by the Compensation Committee.

2012 Grants of Restricted Stock

In February 2012, the Compensation Committee awarded shares of restricted stock to certain executive officers.  In determining the number of shares of restricted stock to be awarded to executive officers in 2012, the Compensation Committee evaluated substantially the same criteria as was used for 2011.  The Compensation Committee awarded 3,500 shares to Mr. Dickinson and 2,700 shares to Mr. Grah with an aggregate grant date fair value of $71,925 and $55,485, respectively.  The shares awarded to the named executive officers in February 2012 vest according to a three-year cliff vesting schedule.

In addition to the February grants of restricted stock, in connection Mr. Bogan’s promotion, his employment agreement provided for a grant of 5,660 shares of restricted stock on January 1, 2012 with an aggregate grant date fair value of $100,012.

No other named executive officers have received grants of shares of restricted stock in 2012.

Benefit Programs and Executive Perquisites

In addition to the three basic elements of our executive compensation program described above, our executives participate in other benefit programs, such as group term life and health benefits, disability programs, tuition reimbursement and our Profit Sharing and 401(k) Plan, all of which are available to all of our full-time employees.

Historically, we have not offered perquisites to our executive officers other than the use of a Company furnished automobile or an automobile allowance in lieu thereof.

Change in Control and Severance Practices

Under the 2005 Long-Term Incentive Plan, stock-based compensation vests immediately in the event of a change in control of the Company.  In addition, the employment agreement of each of our named executive officers provides for the payment of severance if such executive’s employment is terminated in connection with a change in control of the Company.  If the executive’s employment terminates in connection with a change in control, the amount of severance is typically based on whether the termination of the named executive officer’s employment was involuntary or for good reason and on the executive’s length of service to the Company.

An executive may also be entitled to severance under his employment agreement if his employment terminates outside of the context of a change in control, depending on the reason for the termination.  The amount of severance eligibility varies depending on the length of service.  For additional information regarding the payment of severance in connection with changes in control and otherwise, please see the section below entitled “Compensation of Executive Officers – Executive Compensation Tables – Potential Payments Upon Termination or Change in Control.”

The severance arrangements with each of our executive officers are considered to be a necessary part of the process in the recruitment and retention of qualified executives.  These severance arrangements allow our executives to focus on shareholder interests in considering strategic alternatives and assist the Company in providing income protection for executives in the event of an involuntary termination of employment.

Policy for Recoupment of Incentive Compensation

In order to further align our executives’ interests with the interests of our shareowners and support good governance practices, each executive’s employment agreement also includes a provision that states that any compensation paid to an executive constituting “incentive based compensation” for purposes of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) shall be subject to recoupment pursuant to Section 954 of the Dodd-Frank Act and the Company’s Policy for Recoupment of Incentive Compensation, as such policy may be modified from time to time to comply with Section 954 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its chief executive officer or the other named executive officers.  Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation.  Our intent is to structure compensation paid to our executives to be deductible; however, from time to time, the Compensation Committee may award compensation that may not be deductible if it determines that such awards are consistent with our compensation philosophy and in the best interest of our shareholders.  We believe that all of the 2011 compensation paid to our executive officers is fully deductible.

COMPENSATION COMMITTEE REPORT

In fulfilling its duties and responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s 2012 proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF
LMI AEROSPACE, INC.

John S. Eulich, Chair of the Compensation Committee
Joseph Burstein, Member
Thomas G. Unger, Member

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by the Company's Chief Executive Officer, Chief Financial Officer and each of the three most highly compensated executive officers, whose 2011 total compensation exceeded $100,000 in each instance, referred to collectively as the named executive officers, for the fiscal years ended December 31, 2011, 2010 and 2009:

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)	Total ($)
Ronald S. Saks Chief Executive Officer	2011	339,840	-	77,310	12,427	429,577
	2010	319,300	-	55,662	12,427	387,389
	2009	302,041	-	58,139	7,091	367,271
Lawrence E. Dickinson Vice President, Chief Financial Officer and Secretary	2011	238,722	41,738	46,415	3,379	330,254
	2010	228,565	65,100	26,594	3,529	323,788
	2009	222,003	60,400	24,415	3,430	310,248
Richard L. Johnson President of D3 Technologies, Inc. (3)	2011	301,558	100,011	67,135	58,397(5)	527,101
Ryan P. Bogan Vice President and Chief Operating Officer (4)	2011	271,621	100,003	38,919	22,911	433,454
	2010	194,026	-	55,098	6,026	255,150
	2009	183,138	-	73,432	16,929	273,499
Robert T. Grah Chief Operating Officer of Aerostructures	2011	282,000	50,085	58,504	13,935(6)	404,524
	2010	251,265	65,100	31,521	7,935	355,821
	2009	244,060	36,240	28,847	7,935	317,082

(1)
This column represents the aggregate grant date fair value of restricted shares awarded to each officer during the 2011 fiscal year computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	This column represents the cash bonuses awarded under our named executive officers’ employment agreements for the year reported. Compensation was paid in the first quarter of the ensuing year.

(3)	Mr. Johnson’s employment began on November 1, 2010, and he was not a named executive officer in 2010.

(4)	Mr. Bogan was a named executive officer in 2009 but not in 2010.

(5)	Includes a $100,000 signing bonus, $50,000 of which was paid in 2010 and $50,000 of which was paid in 2011.

(6)	Includes $6,000 in additional payroll granted for services performed in 2010.

Grants of Plan-Based Awards

The following table provides information on the 2011 grants of plan-based awards to the named executive officers.  The information consists of estimated cash bonus awards to be earned in 2012 under our named executive officers’ employment agreements and shares of restricted stock awarded in 2011 under the 2005 Long-Term Incentive Plan discussed above.  Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or shares of restricted stock.  No stock options were granted to any named executive officer in 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number	Grant Date Fair Value of Stock
Name	Grant Date	Threshold (2) ($)	Target (3) ($)	Maximum (4) ($)	of Shares of Stock or Units (5) (#)	and Option Awards ($)
Ronald S. Saks		16,992	97,509	-	-	-
Lawrence E. Dickinson	1/4/2011	-	-	-	2,500	41,738
		11,936	60,172	-	-	-
Richard L. Johnson	11/1/2011	-	-	-	5,060	100,011
		15,000	76,750	-	-	-
Ryan P. Bogan	7/11/2011	-	-	-	4,250	100,003
		8,750	40,513	-	-	-
Robert T. Grah	1/4/2011	-	-	-	3,000	50,085
		14,100	74,950	-	-	-

(1)
These columns represent the estimated amounts of annual incentive cash bonuses required by the employment agreements that were effective in fiscal year 2011 between each of the Company’s named executive officers and the Company.  The material terms of the annual incentive cash bonuses, including the applicable thresholds and percentages, are described under “Compensation of Executive Officers – Compensation Discussion and Analysis – Elements of our Executive Compensation Program – Annual Incentive Cash Bonus” above.  The actual annual incentive cash bonuses paid to the named executive officers are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation table.

(2)
Represents estimated payouts of annual incentive cash bonuses for fiscal year 2011 required by each named executive officer’s employment agreement with the Company, assuming that annual net operating income of the Company or one of its segments, as applicable, exceeds 60% of the budgeted net annual operating income of the Company or one of its segments, as applicable.  The total bonus in such an instance is equal to 5% of the named executive officer’s base salary.

(3)
Represents estimated payouts of annual incentive cash bonuses for fiscal year 2011 required by each named executive officer’s employment agreement with the Company, assuming that annual net operating income of the Company or one of its segments, as applicable, exceeds 100% of the budgeted net annual operating income of the Company or one of its segments, as applicable.  The total bonus in such an instance is equal to (a) 5% of the named executive officer’s base salary plus (b) an additional 5% of the named executive officer’s base salary plus (c) a percentage of the annual consolidated net operating income of the Company.  See the discussion in “Compensation of Executive Officers – Compensation Discussion and Analysis – Elements of our Executive Compensation Program – Annual Incentive Cash Bonus” in the Compensation Discussion & Analysis section.

(4)
In accordance with the employment agreement for each respective named executive officer, there is no limitation on the amount of non-equity incentive plan awards that can be earned by each named executive officer.

(5)
This column represents awards of restricted stock made pursuant to the Company’s 2005 Long-Term Incentive Plan.  The material terms of the restricted stock awards are described under “Compensation of Executive Officers – Compensation Discussion and Analysis – Elements of our Executive Compensation Program – Long-Term Incentive Compensation – 2011 Grants of Restricted Stock” above.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on unexercised stock options and unvested restricted stock awards granted to the named executive officers that were outstanding as of December 31, 2011.  Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or shares of restricted stock.  There were no unexercisable stock options outstanding at December 31, 2011.

	Option Awards (1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
Lawrence E. Dickinson	-	-	-	12,500	219,375
Richard L. Johnson	-	-	-	8,192	143,770
Ryan P. Bogan	-	-	-	11,474	201,369
Robert T. Grah	-	-	-	11,000	193,050

(1)	There were no option awards outstanding at December 31, 2011.

(2)
Of the 12,500 unvested shares owned by Mr. Dickinson at December 31, 2011, 5,000 shares vested on February 9, 2012, 5,000 shares will vest on February 9, 2013 and the remaining 2,500 shares will vest on January 4, 2014.  Of the 8,192 unvested shares owned by Mr. Johnson at December 31, 2011, 3,132 shares will vest on November 1, 2013 and the remaining 5,060 shares will vest on November 1, 2014.  Of the 11,474 unvested shares owned by Mr. Bogan at December 31, 2011, 7,224 shares will vest on July 31, 2012 and the remaining 4,250 shares will vest on July 11, 2014.  Of the 11,000 unvested shares owned by Mr. Grah at December 31, 2011, 3,000 shares vested on February 9, 2012, 5,000 shares will vest on February 9, 2013 and the remaining 3,000 shares will vest on January 4, 2014.

(3)	Market value of unvested shares is based on closing market price of $17.55 per share on December 31, 2011.

Option Exercises and Stock Vested

The following table provides information on stock options that were exercised by our named executive officers during 2011 and shares of restricted stock held by our named executive officers that vested during 2011.  Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or shares of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Lawrence E. Dickinson	3,500	56,105	5,000	82,375
Richard L. Johnson	-	-	-	-
Ryan P. Bogan	-	-	5,779	133,495
Robert T. Grah	-	-	5,000	82,375

(1)	Represents the aggregate intrinsic value realized upon exercise of the options.
(2)	Represents the aggregate market value of the restricted stock at vesting.

Pension Benefits

None of our named executive officers are covered by a defined pension benefit plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

We do not provide our executives with any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Our named executive officers have entered into multiple-year employment agreements with terms that began on January 1, 2012 (or November 1, 2010 with respect to Mr. Johnson and July 11, 2011 with respect to Mr. Bogan) and expire on January 1, 2014.  By its terms, each employment agreement automatically renews for additional one-year periods unless not later than October 31 of any year beginning in 2013 the executive officer or the Company gives written notice to the other party of his or its intention not to extend the term of the employment agreement.

Each employment agreement may be terminated upon: (a) the cessation of the business of the Company, (b) the executive officer’s unsatisfactory performance of his duties under the employment agreement, (c) the death of the executive officer, (d) the permanent disability of the executive officer, (e) ten days written notice by the Company upon breach or default of the terms of the employment agreement by the executive officer, (f) an act of misconduct by the executive officer or (g) the executive officer giving 30 days written notice to the Company.

If employment is terminated for any of the reasons set forth in clauses (c) through (g) above, the named executive officers will only receive their base salary accrued but unpaid as of the date of the termination. If employment is terminated for any reason other than those set forth in clauses (c) through (g) above and other than in connection with a change of control of the Company, the named executive officer will receive six months of base salary if his term of service to us is less than five years or twelve months of base salary if his term of service to us is five years or longer. Except under limited circumstances, such severance pay will be paid in equal monthly installments commencing immediately after the termination.

If a named executive officer’s employment is involuntarily terminated or the named executive officer elects to terminate his employment for a good reason within nine months of a change in control of the Company, the named executive officer will receive a lump sum severance payment in an amount equal to two and one-half times his annual base salary and any reasonably anticipated performance bonus for the fiscal year in which his employment was terminated on a prorated basis.  If a named executive officer’s employment voluntarily terminates without good reason within ninety days of a change in control of the Company, the named executive officer will receive six months of base salary if his term of service to us is less than five years or twelve months of base salary if his term of service to us is five years or longer.  Except under limited circumstances, such severance pay will be paid in equal monthly installments commencing six months after the termination.

The following table indicates the potential payments that would have been received by our named executive officers upon the occurrence of the identified events as of December 31, 2011:

Name	Benefit	Termination: Voluntary or For Cause (1)	Termination: Without Cause (2) ($)	Change in Control: Involuntary or for Good Reason (3) ($)	Change in Control: Voluntary (3) ($)
Ronald S. Saks	Restricted Stock (5)	-	-	-	-
	Severance (4)	-	350,000	952,310	350,000
Lawrence E. Dickinson	Restricted Stock (5)	-	-	219,375	219,375
	Severance (4)	-	238,722	643,220	238,722
Richard L. Johnson	Restricted Stock (5)	-	-	143,770	143,770
	Severance (4)	-	150,000	824,404	150,000
Ryan P. Bogan	Restricted Stock (5)	-	-	201,369	201,369
	Severance (4)	-	175,000	913,919	175,000
Robert T. Grah	Restricted Stock (5)	-	-	193,050	193,050
	Severance (4)	-	282,000	763,504	282,000

(1)	A voluntary or for cause termination is a termination described in clauses (c) through (g) of the second paragraph of this section.

(2)	A termination without cause is any termination other than a voluntary or for cause termination or a termination in connection with a change in control.

(3)
No accelerated benefit will be paid to the extent that it would constitute an excess parachute payment under Section 280G(b)(3) of the Internal Revenue Code.  As of December 31, 2011, there were no named executive officers who would have received payments that would constitute excess parachute payments.

(4)	Amount is based on salary in effect at December 31, 2011 for each of the named executive officers.

(5)
The restricted stock value is calculated using the closing market price of $17.55 per share on December 31, 2011, multiplied by the number of shares that would have become vested as a result of the change in control on that date.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”), as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2012.

PwC’s report on the financial statements of the Company for the past fiscal year and the fiscal years ending December 31, 2010 and December 31, 2009 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the Company’s audit for each of the three most recent fiscal years, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused the firm to make reference thereto in its report in the financial statements for such years.

During the Company’s most recent fiscal year, there were no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

A proposal will be presented at the Annual Meeting to ratify the appointment of PwC as the Company’s independent registered public accounting firm.  One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Neither the Company’s Amended and Restated By-laws nor its other governing documents or laws require shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the amount of audit fees, tax fees, audit-related fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the years ended December 31, 2011 and December 31, 2010:

	2011	2010

Audit Fees (1)	$437,000	$430,000
Tax Fees (2)	385,100	254,496
Audit-Related Fees (3)	118,278	88,471
All Other Fees (4)	2,700	2,700
Total Fees	$943,578	$775,667

(1)	Includes annual financial statement audit, audit of the Company’s internal control over financial reporting and quarterly review services.

(2)	Includes fees associated with federal, state and international tax compliance and consulting services.

(3)	Includes employee benefit plan audits and due diligence efforts. Includes review of SEC comment letter and technical accounting consultations in 2011.

(4)	Includes fees for access to accounting and financial reporting literature in 2011.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm.  All of the fees listed above were pre-approved in accordance with this policy.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it.  The Audit Committee has delegated to its Chair the authority to approve permitted services, provided that he reports any decisions to the Audit Committee at its next scheduled meeting.  The Audit Committee, after review and discussion with PricewaterhouseCoopers LLP of the Company’s pre-approval policies and procedures, determined that the provision of these services in accordance with such policies and procedures was compatible with maintaining the firm’s independence.

ANNUAL REPORT

The Annual Report of the Company for the 2011 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.

FUTURE PROPOSALS

Shareholder proposals intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Company not earlier than December 2, 2013 or later than January 1, 2013 for inclusion in the Company’s proxy statement and proxy relating to that meeting.  Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Shareholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2013 Annual Meeting of Shareholders only if timely notice is given to the Company by March 16, 2013.  Such notice must include a description of the proposed business and the reasons therefore.  The Board of Directors or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law.  These requirements are separate from the procedural requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with our Board of Directors, specific individual directors or the non-employee directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the address appearing on the first page of this proxy statement.  Such communication will be directed to the intended director, group of directors or the entire Board of Directors, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or annual report is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report, as applicable, to any shareholder at your address.  If you wish to receive a separate copy of the proxy statement or annual report, you may call us at (636) 946-6525 or send a written request to LMI Aerospace, Inc., 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, Attention: Secretary.  Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
April 30, 2012

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LMI AEROSPACE, INC. ATTN: ALISON GARLEB 411 FOUNTAIN LAKES BLVD. ST. CHARLES, MO 63301
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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors Nominees

01 Thomas G. Unger	02 John M. Roeder

The Board of Directors recommends you vote FOR the following proposal:
	For	Against	Abstain
2 RATIFICATION OF THE ENGAGEMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation or other entity, execute in full corporate or company name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

LMI AEROSPACE, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 26, 2012

The undersigned hereby appoints Ronald S. Saks, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence E. Dickinson, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, beginning at 10:00 a.m. local time, June 26, 2012, and at any adjournment thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side